UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 31, 2009

WaferGen Bio-systems, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-136424	20-3699764
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Bayside Technology Center 46531 Fremont Blvd. Fremont, CA		94538
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (510) 651-4450

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

In a Current Report on Form 8-K filed with the Commission on June 18, 2009 (the “June 18 Form 8-K”), WaferGen Bio-systems, Inc. (the “Company”) reported, among other things, that the Company had closed a private placement offering (the “Offering”) on June 16, 2009 (the “Initial Closing”) with certain accredited investors, pursuant to which the Company sold an aggregate of 3,305,000 shares of common stock and warrants to purchase 991,500 shares of common stock, received aggregate gross proceeds of $4,131,250, and entered into a registration rights agreement with the investors.

From August 21 through August 31, 2009, the Company held subsequent closings (the “Subsequent Closings”) on the same terms as the Initial Closing disclosed in the June 18 Form 8-K, pursuant to which the Company sold to certain accredited investors in the Offering an aggregate of 1,704,000 units at a price of $1.25 per unit, with each unit consisting of one share of the Company’s common stock and a warrant to purchase 30% of one share of the Company’s common stock at an exercise price of $2.00 per whole share.  The aggregate gross proceeds received by the Company for the 1,704,000 units sold was $2,130,000.

The warrants issued to the investors have a term of five-years and are subject to weighted average anti-dilution protection in the event the Company subsequently issues its shares of common stock, or securities convertible into shares of common stock, for a price of less than $2.00 per share.  The warrants are immediately exercisable.  The terms and conditions of the registration rights agreement entered into in connection with the Subsequent Closings are the same as the terms and conditions of the registration rights agreement entered into in connection with the Initial Closing as disclosed in the June 18 Form 8-K.

The Company retained Spencer Trask Ventures, Inc. as Selling Agent in connection with the Offering.  Pursuant to the terms of the Selling Agent Agreement, in connection with the Subsequent Closings described above the Company paid the Selling Agent a cash commission of approximately $149,100, and the Company agreed to issue the Selling Agent warrants to purchase 119,280 shares of common stock.  The warrants to be issued to the Selling Agent will have substantially the same terms as the warrants issued to the investors in the Offering.

Item 3.02 Unregistered Sales of Equity Securities.

The information in Item 1.01 above is incorporated into this Item 3.02 by reference.

The issuances of the securities are exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WaferGen Bio-systems, Inc.
Date: September 1, 2009	By:	/s/ Alnoor Shivji
Alnoor Shivji
Chairman, President and Chief Executive Officer